KEY EXECUTIVE
                           CHANGE OF CONTROL AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of the 18th day of December, 1998, by and between CENIT Bancorp, Inc. ("Bancorp") and Alvin D. Woods ("Executive").

                                    RECITALS:


     Executive  has  rendered   valuable  service  to  Bancorp  or  its  related
corporations in key executive capacities; and

     Bancorp wants to induce Executive to remain in his current employment and to retain his objectivity during circumstances relating to potential changes of control by providing Executive a measure of security; and

     Bancorp wants to continue to have the benefits of the Executive's full time and attention directed to the affairs of Bancorp without diversion due to concerns about a possible change of control; and

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     Bancorp wants to position  itself to attract and retain able  executives by adopting compensation practices competitive with peer companies by providing severance benefits consistent with its policy of competitive employment and compensation practices.

     NOW, THEREFORE, in consideration of good and valuable considerations from each to the other, receipt and adequacy whereof being hereby acknowledged, Bancorp and Executive agree as follows:

     1. Definitions. Certain terms are defined for purposes of this Agreement in Exhibit A.

     2.   Severance  Benefit.

          (a) If within twelve (12) months after a Change of Control, either (1) Executive's employment is terminated by Bancorp without Cause, or (2) for any reason Executive resigns his employment, other than after the occurrence of circumstances constituting Cause, Bancorp shall pay the Severance Payment to Executive as soon as practicable and in no event more than sixty (60) days after Executive's termination of employment.

          (b) Notwithstanding Section 2(a), on or before the date of a Change of Control, Bancorp may notify Executive of its desire to retain Executive's services during a Transition Period and its commitment to continue Executive during the Transition Period as an employee of Bancorp, a Subsidiary or a successor thereto without reduction of his current Base Salary and without requiring his relocation to an

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     office  outside  the  Hampton  Roads  metropolitan  statistical  area  that includes Bancorp's current headquarters at 225 W. Olney Road, Norfolk, VA 23510. In the event of such a notice and commitment, the Severance Payment shall be payable in accordance with the terms and conditions of Section 2(a) but only if Executive does not resign his employment prior to the earlier of (1) the end of the Transition Period, or (2) any breach by Bancorp of the commitment set forth in the preceding sentence.

          (c) For purposes of this Agreement, if Executive's employment is terminated by Bancorp (other than for Cause) after an event causing this Agreement to become nonamendable and nonterminable under the first sentence of Section 13, Executive's termination of employment shall be considered to have occurred after a Change of Control if a Change of Control occurs with respect to and within two (2) years after the event causing this Agreement to become nonamendable and nonterminable.

     3.   Limitation.

          (a) No payment shall be made to Executive under this Agreement that would constitute an "excess parachute payment" within the meaning of
     Section 280G of the Code and any regulations thereunder, thereby resulting in a loss of an income tax deduction by Bancorp and/or a Subsidiary or the imposition of an excise tax on Executive under Section 4999 of the Code. If the independent accountants serving as auditors for Bancorp immediately prior to the date of a Change of Control determine that some or all of the Severance Payments or benefits under this Agreement, when

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     combined  with any other  payments or benefits  provided  to  Executive  by
     Bancorp upon a change in ownership or effective control of Bancorp or its assets, would constitute nondeductible excess parachute payments by Bancorp and/or a Subsidiary under Section 280G of the Code, then the Severance Payment shall be reduced to one dollar ($1.00) less than the maximum amount which may be paid or provided without causing any such payments or benefits under this Agreement or otherwise provided upon a change in ownership or effective control of Bancorp or its assets to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties.

          (b) Notwithstanding any other provision of this Agreement to the contrary, any payments made by Bancorp or any Subsidiary to Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(b) and any regulations promulgated thereunder.

     4. Withholding; No Set-off. The Severance Payment shall be subject to withholding of such amounts related to taxes as Bancorp or a Subsidiary may be legally obligated to withhold. Any right of Executive to receive the Severance Payment, however, shall be absolute and shall not be subject to any set-off, counterclaim, recoupment, defense, duty to mitigate or other rights Bancorp or a Subsidiary may have against him or anyone else.

     5. Subsequent Employment. The Severance Payment under this Agreement shall not be reduced by reason of Executive's employment with any other employer

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after  terminating  employment  with  Bancorp,  and any other  compensation  for services rendered or consulting fees earned after the date of termination shall not diminish Executive's right to receive the full amount of the Severance Payment.

     6. Executive's Indemnity. On and after a Change of Control, Executive shall be entitled to the benefits of the indemnity provided by Bancorp's articles of incorporation, bylaws or otherwise immediately prior to the Change of Control, and any subsequent changes to the articles of incorporation, bylaws or otherwise reducing the indemnity granted to officers shall not affect the rights granted hereunder. Bancorp may not reduce these indemnity benefits confirmed to Executive hereunder without the written consent of Executive.

     7. Notices. Notices, which must be in writing, will be considered effective upon receipt and shall be sent to the party at the following address or at such other address as the applicable party may hereafter specify by the giving of a proper notice hereunder.

          Addresses for Notice Purposes
          If to Bancorp:

          CENIT Bancorp, Inc.
          Attn:  Chief Executive Officer
          225 West Olney Road
          Norfolk, VA  23510

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          If to Executive:

          Alvin D. Woods
          912 Rio Bravo Road
          Virginia Beach, VA 23456

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed therein.

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors (including any successor to Bancorp by reason of any dissolution, merger, consolidation, sale of assets or other reorganization of Bancorp), heirs, personal representatives and permitted assigns of the parties hereto. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries or his legal representatives without Bancorp's prior written consent; provided, however, that nothing in this Section 9 shall preclude the executors, administrators or other legal representatives of Executive or his estate from assigning any rights hereunder to any person or persons entitled thereto.

     10. Employment with Related Parties. References in this Agreement to employment services with and rendered for Bancorp shall include employment with and services rendered for any present or future parent, Subsidiary or other affiliated entity of Bancorp, and correspondingly, references in this Agreement to "Bancorp" shall

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mean and refer to each parent or future parent,  Subsidiary or other  affiliated entity of Bancorp for which Executive performs services, as the context may require.

     11. Not Contract for Employment. Nothing in this Agreement shall be deemed to give Executive the right to be retained in the service of Bancorp or to deny Bancorp any right it may have to discharge or demote Executive at any time.

     12. Severability. The invalidity and unenforceability of any particular provision of this Agreement shall not affect any other provision of the Agreement, and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

     13. Amendment or Termination. This Agreement may be amended or terminated by Bancorp at any time prior to the occurrence of a Change of Control, except that after (a) the public announcement of a proposal for a transaction that, if consummated, would constitute a Change of Control, or (b) the Chief Executive Officer or Board of Directors of Bancorp learns of a specific proposal containing the essential terms of a transaction that, if consummated, would constitute a Change of Control, this Agreement shall not be amended or terminated at the direction, recommendation or other instance of any "person or group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange
Act) other than the Chief Executive Officer or the Board of Directors of Bancorp without Executive's written consent thereto, unless and until the proposal is finally withdrawn or terminated. After the occurrence of a Change of

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Control,  this  Agreement may not be amended or terminated  without  Executive's written consent.

     14. Miscellaneous. No provisions of this Agreement may be waived or discharged unless the waiver or discharge is agreed to in writing signed by Executive and Bancorp. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     15. Headings. The heading of the Sections herein are for convenience only and shall have no significance in the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under their respective seals as of the date written above.

                                   CENIT BANCORP, INC. (SEAL)


                                   By:-------------------------------

                                        Its:-------------------------

                                   ----------------------------------(SEAL)
                                   Alvin D. Woods, Executive

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                                    EXHIBIT A

                                   Definitions

     For purposes of this Key Executive Change of Control Agreement, the following terms shall have the meanings set forth in this Exhibit A unless a different meaning is required by the context or unless the term is defined by reference to another document or a plan, program or arrangement maintained by Bancorp or a Subsidiary.

     Base  Salary  means   Executive's   monthly  rate  of  basic   compensation
immediately prior to the Change of Control or at the time of his termination of employment, whichever is greater.

     Cause means any of the following: (1) continued and willful neglect by Executive of Executive's duties for or on behalf of Bancorp or any of its Subsidiaries; (2) continued and willful devotion by Executive of less than full time and attention during normal business hours to the business of Bancorp or any of its Subsidiaries; (3) willful misconduct of Executive in connection with the performance of any of Executive's duties, including, by way of example, but not limitation, misappropriation of funds or property of Bancorp or its Subsidiaries or a Subsidiary's depositors or borrowers, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of Bancorp or its Subsidiaries, or willful violation of any code of conduct or standards of ethics applicable to employees of Bancorp; (4) conduct by Executive which results in Executive's suspension and/or temporary prohibition or removal and/or permanent prohibition from participation in the conduct of the affairs of a Subsidiary pursuant to the rules and regulations of the primary federal or state banking agency for such Subsidiary or any other federal or state banking agency having regulatory jurisdiction over such Subsidiary; (5) conviction of Executive of a felony or any misdemeanor involving moral turpitude; (6) willful disloyalty to Bancorp, such as aiding a competitor;
(7) continued and willful breach of any of Executive's obligations under this Agreement; (8) the issuance of a permanent injunction or similar remedy against Executive preventing Executive from executing or performing all or part of this Agreement; or (9) executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provisions of this Agreement, within the meaning of the rules and regulations of the primary federal or state banking agency for such Subsidiary or any other federal or state banking agency having regulatory jurisdiction over such Subsidiary. Notwithstanding anything herein to the contrary, (a) except as "incompetence" may be otherwise defined by the rules and regulations of the primary

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federal or state banking  agency for each bank  Subsidiary  for which  Executive provides services or any other federal or state banking agency having regulatory jurisdiction over each such Subsidiary, no actions or inactions taken by Executive shall be considered "incompetence" unless such actions or inactions evidence willful or reckless disregard of the written policies of Bancorp or each bank Subsidiary for which Executive performs services or the safety and soundness standards customarily observed in the banking industry; and (b) except as "willful" may be otherwise defined by the rules and regulations of the primary federal or state banking agency for each such Subsidiary or any other federal or state banking agency having regulatory jurisdiction over each such Subsidiary, (i) no act or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interest of Bancorp and/or each bank Subsidiary for which Executive performs services, and (ii) no failure to act on Executive's part shall be considered "willful" if such failure is a result of a Disability; and (c) (i) Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a notice of termination from Bancorp (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before Bancorp's Board of Directors) accompanied by a resolution duly adopted by a majority of the directors (other than Executive) of Bancorp then in office, finding that, in the good faith opinion of such directors, Cause exists and specifying the particulars thereof in detail, and (ii) nothing in such notice or such resolution or specifications shall be used by Executive as grounds for any claim (A) against any director who acts in good faith in connection therewith or (B) against Bancorp unless one or more of the directors voting for such resolution has acted in bad faith in
connection   therewith  (but  nothing  herein  shall  preclude   Executive  from
contesting any allegation or finding that Cause existed or from pursuing any available remedy against Bancorp for breach of this Agreement).

     Change of Control means a change in the ownership or effective control of Bancorp or in the ownership of a substantial portion of the assets of Bancorp and shall be deemed to have occurred upon the occurrence of any one of the following events: (1) the acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) (other than Bancorp, any Subsidiary or any Bancorp or Subsidiary's employee benefit plan), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of Bancorp representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of Bancorp; (2) either a majority of the directors of Bancorp elected at Bancorp's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of Bancorp, or the "incumbent directors" shall cease to constitute a majority of the directors of Bancorp. The term "incumbent director" shall mean any

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director  who was a director of Bancorp on  December 1, 1998 and any  individual who becomes a director of Bancorp subsequent to December 1, 1998 and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors; (3) the shareholders of Bancorp approve (a) a merger, consolidation or other business combination of Bancorp with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the 1934
Act) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of Bancorp immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of Bancorp or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (b) a plan of complete liquidation of Bancorp or an agreement for the sale or disposition by Bancorp of all or substantially all of Bancorp's assets; or (4) any other event or circumstance which is not covered by the foregoing subsections of this definition but which the Board of Directors of Bancorp determines to affect control of Bancorp and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change of Control for purposes of this Agreement.

     Code means the Internal Revenue Code of 1986, as amended.

     Disability means Executive's inability to perform the essential functions of his position with Bancorp immediately prior to a Change of Control.

     Exchange Act means the Securities Exchange Act of 1934, as amended.

     Severance Payment means an amount equal to the sum of (1) the product of the amount of Executive's Base Salary multiplied by twelve (12); and (2) the product of the amount of Executive's Base Salary multiplied by the number of Executive's Years of Service not in excess of twelve (12).

     Subsidiary means any corporation at least a majority of the stock of which is owned by Bancorp, either directly or through one or more other Subsidiaries, and any other entity controlled, directly or indirectly, by Bancorp or any other Subsidiary.

     Transition Period means a specified period not in excess of six (6) months after a Change of Control during which Executive's services are to be retained under Section 2(b).

         Year of Service means each twelve (12) complete months of employment by Executive with Bancorp.

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